CONTACT:
Larry  Thede,  VP  -  Investor  Relations
Quovadx,  Inc.
(800)  723-3033  x346


   QUOVADX REPORTS THIRD QUARTER RESULTS, RECORDS 59% GROWTH IN SOFTWARE LICENSE
                                     REVENUE

                    - SOFTWARE REVENUE TOTALS $2.8 MILLION -
   -     PRO FORMA EBITDA LOSS PER SHARE, BEFORE GOODWILL IMPAIRMENT CHARGE, IS
                                    $(0.04) -

ENGLEWOOD, CO, October 23, 2002 - Quovadx, Inc. (Nasdaq: QVDX), a leading provider of software and services enabling competitive process advantage, today announced revenue of $14.8 million and a pro forma EBITDA loss of $(0.04) per share, before a one time, non-cash goodwill impairment charge of $93.1 million, for the quarter ended September 30, 2002. Pro forma results exclude interest income, taxes, depreciation and amortization and stock based compensation expense. Due to certain market indicators, the Company recorded a one-time non-cash goodwill impairment charge calculated in accordance with FAS 142.

Net  loss calculated in accordance with generally accepted accounting principles
(GAAP) was $(96.7) million or $(3.22) per share compared to a profit of $0.1 million or $0.00 per share a year ago. The third quarter 2002 loss was $(3.7) million or $(0.12) per share, before the one time, non-cash goodwill impairment charge. These results are consistent with the Company's updated guidance, provided on October 2, 2002.

"During the quarter, we were successful in achieving the near term priorities set last quarter: improving our closing process, increasing the significance of our pipeline, and focusing on the value proposition of our products," said Lorine Sweeney, president and chief executive officer of Quovadx. "Our products meet time-critical needs in the healthcare sector, such as HIPAA compliance, and offer our clients productivity and efficiency improvements. I'm encouraged by our progress in the face of a continuing difficult business environment."
Gross margin in the third quarter was 47%, excluding $1.4 million of acquired and developed software amortization, compared to 41% in the third quarter a year ago on the same basis. The improvement reflects the Company's efforts to shift its revenue mix toward higher margin software sales. Software revenue in the third quarter totaled $2.8 million. This represents a 59% improvement over the second quarter, 2002 as well as over the third quarter, 2001.

The Company continued to maintain a strong balance sheet, ending the third quarter with $52.6 million in cash and cash equivalents, compared to $54.0 million at June 30, 2002. The Company has no debt.

Revenue for the nine months ended September 30, 2002, which included revenue from the Company's 2001 acquisitions, increased 49% to $47.5 million compared with $31.9 million in the first nine months of 2001. For the 2002 nine-month period, Quovadx recorded a GAAP loss of $(100.7) million or $(3.36) per share compared to a GAAP loss of $(4.3) million or $(0.23) per share a year ago. Excluding the third quarter, one-time non-cash charge, Quovadx reported a nine month loss of $(7.6) million or $(0.25) per share.

Third  Quarter  Business Activity and Key Accomplishments include the following:

- Omnicare Clinical Research, Inc. selected our newest adaptive application, QDX Quick Trials, as a key management tool in its management of Clinical trials. They will also implement QDX BPMS and QDX Integrator to fully integrate their clinical trials management process with their other systems.
- Memorial Hermann Healthcare System, a not-for-profit community-owned healthcare system, selected the QUOVADX INSURENET solution, with access to over 500 payers, to perform patient insurance eligibility verification.
- Private Healthcare Systems, Inc., the nation's leading healthcare cost management company, purchased QDX CutomerFocus to manage and optimize its interactions with key healthcare payors and providers.
- GE Medical Systems Information Technologies, Inc. selected Quovadx as its worldwide integration vendor of choice. They intend to imbed QDX Platform V into their medical systems for a unified integration approach.
- Other customers and partners signing contracts during the quarter included Bayshore Community Health Services, DeKalb Medical Center, Keane, Inc., MeritCare Health Systems, Northwestern Medical Faculty Foundation, QuadraMed Corporation, St. Barnabas Hospital, and Tanner Medical Center.
- Quovadx strengthened its channel partnerships by signing its first channel relationship in the government sector with system reseller Government Technology Systems, Inc. (GTSI). GTSI will be a distributor of QUOVADX products for use in the federal government.
- Last week, Quovadx introduced QDX Platform V, a next generation integrated product for rapid application development. It incorporates services-oriented development of applications (SODA), enabling developers to call on a set of common tools, frameworks, engines, interfaces and other internal or external services to rapidly develop browser-based composite applications.
- In September, KLAS Enterprises, an organization that provides the healthcare information technology (HIT) industry with unbiased factual information on HIT vendor performance, ranked QDX Integrator first in their integration engine study, based on customer interviews.
- In August, Quovadx announced an upgrade to QDX HIPAA Express. QDX HIPAA Express 2.0 validates against all levels and types of HIPAA transaction and code set compliance as provided by WEDI-SNIP (Workgroup for Electronic Data Interchange - Strategic National Implementation Process).
- During the quarter, the United Sates Patent and Trademark Office issued Quovadx its seventh patent. The latest patent covers business processes management, expanding Quovadx's portfolio of intellectual property to include the technology used to manage versions of processes, a critical feature for organizations with a dynamic enterprise environment.
- Quovadx was named Colorado's tenth fastest growing technology company in Deloitte & Touche's Technology Fast 50 for Colorado, a ranking of the 50 fastest growing technology companies in the state.

"We continue to reinvest in the business, introduce new products and receive recognition for our successes," stated Ms. Sweeney. "We are building a robust pipeline, which gives me confidence in our future although the business environment dictates that customers remain cautious with technology spending. There are many things we cannot control, however we remain committed to doing everything in our control to continue improving our sales processes and procedures and to return to profitability."

CONFERENCE  CALL
Quovadx will host a conference call today, October 23, 2002, at 5:00 P.M. EDT, which will be broadcast live over the Internet. Please visit the "Investors" or "Press" section of the Company's website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling (800) 642-1687 and entering access code 5907411.


ABOUT  QUOVADX,  INC.
Quovadx is a trusted provider of software and services enabling competitive process advantage. The company provides end-to-end business infrastructure and integration software and services, including consulting, transaction hosting and operations management for business-critical applications. QUOVADX technology helps more than 3,000 healthcare, media & entertainment and other organizations streamline business processes, solve difficult process integration challenges, and unlock the value of legacy system investments to achieve rapid return on investments. Headquartered in Englewood, Colorado, Quovadx operates internationally with locations in nine major US metropolitan cities, and one in London. For more information, please visit http://www.quovadx.com.
                                                 ----------------------

Cautionary Statement: This press release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that imply a future state such as "expected" or "anticipated" or imply that a particular future event or events will occur such as "will." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results include general and economic business conditions, success of Quovadx's sales and marketing strategy, ability to grow revenues, market acceptance of its adaptive application solutions, the need to maintain and enhance relationships with system integrators and other parties and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company or from the SEC Website at www.sec.gov under "Quovadx, Inc." and CUSIP 74913K106.

                                      # # #
QUOVADX and QDX are trademarks of Quovadx Inc. INSURENET is a registered trademark of Quovadx Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.

                               -Tables to Follow-


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

QUOVADX,  INC.
CONDENSED  CONSOLIDATED  BALANCE  SHEETS
(IN  THOUSANDS)
(UNAUDITED)



                                                  SEPTEMBER 30, 2002   DECEMBER 31, 2001
                                                  -------------------  ------------------
ASSETS
Current assets:
Cash and cash equivalents. . . . . . . . . . . .  $            39,884  $           25,383
Short-term investments . . . . . . . . . . . . .               12,721              38,103
Accounts receivable. . . . . . . . . . . . . . .               10,048              10,104
Work performed in advance of billings. . . . . .                7,308               7,816
Other current assets . . . . . . . . . . . . . .                4,607               3,048
                                                  -------------------  ------------------
Total current assets . . . . . . . . . . . . . .               74,568              84,454

Property and equipment, net. . . . . . . . . . .                5,680               7,443
Software, net. . . . . . . . . . . . . . . . . .               21,952              20,761
Goodwill and other intangible assets . . . . . .                6,243             100,757
Other assets . . . . . . . . . . . . . . . . . .                1,569               1,289
                                                  -------------------  ------------------
Total assets . . . . . . . . . . . . . . . . . .  $           110,012  $          214,704
                                                  ===================  ==================


LIABILITIES AND STOCKHOLDERSEQUITY

Current liabilities:
Accounts payable . . . . . . . . . . . . . . . .  $             1,702  $            1,654
Accrued liabilities. . . . . . . . . . . . . . .                6,941              11,646
Unearned revenue . . . . . . . . . . . . . . . .                8,684               8,495
                                                  -------------------  ------------------
Current liabilities. . . . . . . . . . . . . . .               17,327              21,795

Deferred revenue and other long-term liabilities                2,500               4,022
     Total liabilities . . . . . . . . . . . . .               19,827              25,817
                                                  -------------------  ------------------

Commitments and contingencies

Total stockholdersequity . . . . . . . . . . . .               90,185             188,887
Total liabilities and stockholdersequity . . . .  $           110,012  $          214,704
                                                  ===================  ==================

End of the period common shares outstanding. . .               30,069              29,688
                                                  ===================  ==================
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QUOVADX,  INC.
CONDENSED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS
THREE  AND  NINE  MONTHS  ENDED  SEPTEMBER  30
(IN  THOUSANDS,  EXCEPT  PER  SHARE  AMOUNTS)
(UNAUDITED)


                                                            THREE MONTHS ENDED      NINE MONTHS ENDED
                                                               SEPTEMBER 30,          SEPTEMBER 30,
                                                              -------------            -------------
                                                              2002       2001       2002       2001
                                                            ---------  --------  ----------  --------

Revenue. . . . . . . . . . . . . . . . . . . . . . . . . .  $ 14,812   $15,288   $  47,484   $31,914

Costs and expenses:
Cost of revenue. . . . . . . . . . . . . . . . . . . . . .     7,910     9,088      25,418    21,656
Amortization of acquired and developed software. . . . . .     1,375         -       3,873         -
Sales and marketing. . . . . . . . . . . . . . . . . . . .     3,578     2,720       9,769     5,673
General and administrative . . . . . . . . . . . . . . . .     3,409     2,273       9,984     6,690
Research and development . . . . . . . . . . . . . . . . .     1,807     1,253       5,016     3,339
Amortization of goodwill and other acquired intangibles. .       599       485       1,722     1,149
Stock compensation expense . . . . . . . . . . . . . . . .        59        85         178       381
Total costs and expenses . . . . . . . . . . . . . . . . .    18,737    15,904      55,960    38,888
Loss from operations . . . . . . . . . . . . . . . . . . .    (3,925)     (616)     (8,476)   (6,974)

Gain on sale of assets . . . . . . . . . . . . . . . . . .         -         -          87         -
Goodwill Impairment. . . . . . . . . . . . . . . . . . . .   (93,085)        -     (93,085)        -
Interest income, net . . . . . . . . . . . . . . . . . . .       263       674         816     2,646
Net income (loss). . . . . . . . . . . . . . . . . . . . .  $(96,747)  $    58   $(100,658)  $(4,328)
                                                            =========  ========  ==========  ========

Weighted average common shares outstanding basic . . . . .    30,068    22,809      29,934    18,592
                                                            =========  ========  ==========  ========
Weighted average common shares outstanding diluted . . . .    30,068    25,858      29,934    18,592
                                                            =========  ========  ==========  ========

Net income (loss) per common share basic and diluted . . .  $  (3.22)  $  0.00   $   (3.36)  $ (0.23)
                                                            =========  ========  ==========  ========

Unaudited Pro Forma Information:

Net income (loss) excluding goodwill impairment. . . . . .  $ (3,662)  $    58   $  (7,573)  $(4,328)
                                                            =========  ========  ==========  ========
Net income (loss) per share excluding goodwill impairment.  $  (0.12)  $  0.00   $   (0.25)  $ (0.23)
                                                            =========  ========  ==========  ========

Net income (loss). . . . . . . . . . . . . . . . . . . . .  $(96,747)  $    58   $(100,658)  $(4,328)
Goodwill impairment. . . . . . . . . . . . . . . . . . . .    93,085         -      93,085         -
Interest income. . . . . . . . . . . . . . . . . . . . . .      (263)     (674)       (816)   (2,646)
Depreciation . . . . . . . . . . . . . . . . . . . . . . .       799       774       2,573     2,121
Amortization of acquired and developed software. . . . . .     1,375         -       3,874         -
Amortization of goodwill and other acquired intangibles. .       599       485       1,722     1,149
Stock compensation expense . . . . . . . . . . . . . . . .        59        85         178       381
                                                            ---------  --------  ----------  --------

Pro forma earnings (loss). . . . . . . . . . . . . . . . .  $ (1,093)  $   728   $     (42)  $(3,323)
                                                            =========  ========  ==========  ========

Basic and diluted pro forma earning (loss) per share . . .  $  (0.04)  $  0.03   $   (0.00)  $ (0.18)
                                                            =========  ========  ==========  ========
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QUOVADX,  INC.
CONDENSED  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
THREE  AND  NINE  MONTHS  ENDED  SEPTEMBER  30
(IN  THOUSANDS)
(UNAUDITED)



                                                              THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                 SEPTEMBER 30,            SEPTEMBER 30,
                                                              ------------------       -------------------
                                                                 2002       2001       2002       2001
                                                               ---------  --------  ----------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) . . . . . . . . . . . . . . . . . . . . . .  $(96,747)  $    58   $(100,658)  $(4,328)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
  Depreciation and amortization . . . . . . . . . . . . . . .     2,173       774       6,446     2,121
  Amortization of goodwill and acquired intangibles . . . . .       599       485       1,722     1,149
  Goodwill impairment . . . . . . . . . . . . . . . . . . . .    93,085         -      93,085         -
  Charge related to issuance of warrants. . . . . . . . . . .         -         -           -       876
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . .        59       311          91     1,429
  Change in assets and liabilities. . . . . . . . . . . . . .       866    (5,469)     (6,322)   (3,583)
                                                               ---------  --------  ----------  --------
         Net cash (used in) provided by operating activities.        35    (3,841)     (5,636)   (2,336)
                                                               ---------  --------  ----------  --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment. . . . . . . . . . . . .      (374)      (44)     (1,148)   (1,185)
  Business acquisition, net of acquired cash. . . . . . . . .         -    (1,868)     (1,633)   (1,938)
  Capitalized software development costs. . . . . . . . . . .    (1,055)        -      (3,121)        -
  Other investing activities. . . . . . . . . . . . . . . . .         -        39           7      (860)
                                                               ---------  --------  ----------  --------
         Net cash used in investing activities. . . . . . . .    (1,429)   (1,873)     (5,895)   (3,983)
                                                               ---------  --------  ----------  --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock. . . . . . . . . . .         2     3,542         858     3,812
  Principal payments under capital leases and long-term debt.         -    (2,960)       (208)   (2,960)
                                                               ---------  --------  ----------  --------
         Net cash provided by financing activities. . . . . .         2       582         650       852
                                                               ---------  --------  ----------  --------

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
  Net decrease. . . . . . . . . . . . . . . . . . . . . . . .    (1,392)   (5,132)    (10,881)   (5,467)
  Beginning of period . . . . . . . . . . . . . . . . . . . .    53,997    77,984      63,486    78,319
                                                               ---------  --------  ----------  --------
  End of period . . . . . . . . . . . . . . . . . . . . . . .  $ 52,605   $72,852   $  52,605   $72,852
                                                               =========  ========  ==========  ========


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